UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2009
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 29, 2009, Cinemark USA, Inc., our indirect wholly-owned subsidiary (“Cinemark USA”), completed an offering of $470 million aggregate principal amount of 8.625% Senior Notes due 2019 (the “Notes”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed by certain of our other subsidiaries (the “Guarantors”).
Indenture
The Notes were issued pursuant to an Indenture, dated as of June 29, 2009 (the “Indenture”), by and among Cinemark USA, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Cinemark USA’s obligations under the Notes are jointly and severally guaranteed by the Guarantors and will be guaranteed by any Restricted Subsidiary (as defined in the Indenture) that guarantees, assumes or in any other manner becomes liable with respect to any indebtedness of Cinemark USA or any Guarantor. If Cinemark USA cannot make payments on the Notes when they are due, the Guarantors must make them instead.
The Notes and the guarantees of the Notes by the Guarantors are the senior unsecured obligations of Cinemark USA and the Guarantors and rank equally in right of payment with all of the existing and future senior unsecured debt of Cinemark USA and the Guarantors and senior in right of payment to all of the existing and future subordinated debt of Cinemark USA and the Guarantors. The Notes and the guarantees of the Notes by the Guarantors are effectively subordinated to all of the existing and future secured debt of Cinemark USA and the Guarantors to the extent of the value of the assets securing such debt, including all borrowings under Cinemark USA’s senior secured credit facility. The Notes and the guarantees of the Notes by the Guarantors are structurally subordinated to all existing and future debt and other liabilities of Cinemark USA’s subsidiaries that are not Guarantors.
The Notes will mature on June 15, 2019. Interest on the Notes accrues at a rate of 8.625% per annum and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2009. Cinemark USA is obligated to make each interest payment to the holders of record of the Notes as of the immediately preceding June 1 and December 1.
Cinemark USA will have the option to redeem all or a portion of the Notes at any time on or after June 15, 2014 at specified redemption prices, plus accrued and unpaid interest on the Notes to the date of redemption. Prior to June 15, 2014, Cinemark USA has the option to redeem all or any part of the Notes at 100% of the principal amount, plus a make-whole premium, plus accrued and unpaid interest on the Notes to the date of redemption. At any time prior to June 15, 2012, Cinemark USA may also redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of certain equity offerings at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any.
Upon the occurrence of a Change of Control (as defined in the Indenture), Cinemark USA will be required to make an offer to each holder of Notes to repurchase all or any part of the Notes for a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
The Indenture contains covenants that limit, among other things, the ability of Cinemark USA and certain of its subsidiaries to (1) consummate specified asset sales, (2) make investments or other restricted payments, including paying dividends, making other distributions or repurchasing subordinated debt or equity, (3) incur additional indebtedness and issue preferred stock, (4) impose restrictions on the payment of dividends or the making of other distributions, (5) enter into transactions with affiliates, (6) enter new lines of business, (7) merge or consolidate with, or sell all or substantially all of its assets to, another person and (8) create liens.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment with respect to the Notes, the breach of covenants contained in the Indenture, payment defaults or acceleration of other indebtedness, the failure to pay certain judgments and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs, the Trustee or holders of at least

25% in principal amount of the then outstanding Notes may declare the principal and accrued but unpaid interest on all the Notes to be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.
The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Exchange and Registration Rights Agreement
In connection with the offering of the Notes, Cinemark USA and the Guarantors entered into an Exchange and Registration Rights Agreement, dated as of June 29, 2009 (the “Registration Rights Agreement”), with the Initial Purchasers. Under the Registration Rights Agreement, Cinemark USA and the Guarantors have agreed to use their commercially reasonable best efforts to file a registration statement with the Securities and Exchange Commission within 90 days of June 29, 2009 with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Cinemark USA and the Guarantors are required to use their commercially reasonable efforts to cause the exchange offer registration statement to become effective within 180 days after June 29, 2009 and to hold the exchange offer open for at least 20 business days. If Cinemark USA and the Guarantors fail to meet these or other certain obligations, they will be required to pay additional interest to the holders of the Notes. In addition, under certain circumstances, Cinemark USA will be required to file a registration statement for the resale of the Notes.
The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of that agreement that is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The information provided in Item 1.01 of this Form 8-K concerning the Indenture, the Notes and the guarantees thereof is hereby incorporated into this Item 2.03.
Item 9.01   Financial Statements and Exhibits.
(d)          Exhibits.

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of June 29, 2009, among Cinemark USA, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of June 29, 2009, among Cinemark USA, Inc., the Guarantors named therein and the Initial Purchasers named therein.

4.3	Form of 8.625% Senior Notes due 2019 of Cinemark USA, Inc. (contained in the Indenture listed as Exhibit 4.1 above).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier Name: Michael D. Cavalier
Title: Senior Vice President — General Counsel
Date: July 6, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Indenture, dated as of June 29, 2009, among Cinemark USA, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	Exchange and Registration Rights Agreement, dated as of June 29, 2009, among Cinemark USA, Inc., the Guarantors named therein and the Initial Purchasers named therein.

4.3	Form of 8.625% Senior Notes due 2019 of Cinemark USA, Inc. (contained in the Indenture listed as Exhibit 4.1 above).

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